March 14, 2013

United States Securities and Exchange Commission
100 F Street NE
Washington, D.C. 20549

RE:  Signature Exploration & Production Corp.

We have read the statements included in Item 4.01 of the Form 8-K.  We agree with such statements made regarding our Firm.

Yours truly,

/s:/ Mark Bailey & Company, Ltd.

Reno, Nevada